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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                          -------------------------


                                  FORM 8-A/A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                       PIONEER NATURAL RESOURCES COMPANY
             (Exact name of registrant as specified in its charter)

             DELAWARE                                        75-2702753
(State of incorporation or organization)              (I.R.S. Employer I.D. No.)

     1400 WILLIAMS SQUARE WEST
   5205 NORTH O'CONNOR BOULEVARD
          IRVING, TEXAS                                         75039
(Address of principal executive offices)                      (Zip Code)



       Securities to be registered pursuant to Section 12(b) of the Act:


     Title of each class                               Name of each exchange on which
     to be so registered                               each class is to be registered
     -------------------                               ------------------------------
COMMON STOCK, PAR VALUE $.01 PER SHARE                 NEW YORK STOCK EXCHANGE


     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                (Title of Class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.


                 The Common Stock, par value $.01 per share, is described in the section captioned "Description of Pioneer Capital Stock" in the Registrant's Registration Statement on Form S-4 (Registration No. 333-26951), as amended, (the "Registration Statement") originally filed with the Securities and Exchange Commission on May 13, 1997. The Registration Statement is incorporated herein by reference.


ITEM 2.  EXHIBITS.

1. Amended and Restated Certificate of Incorporation of Pioneer Natural Resources Company (Exhibit 3.1 to the Registration Statement).

2. Amended and Restated Bylaws of Pioneer Natural Resources Company, as adopted June 24, 1997 (Exhibit 3.2 to the Registration Statement).






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                                   SIGNATURE

                 Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                           PIONEER NATURAL RESOURCES COMPANY




Date: August 7, 1997                       By: /s/ M. Garrett Smith

                                              ----------------------------
                                               M. Garrett Smith
                                               Vice President





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